UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIOMX INC.

22 Einstein St., 4th Floor

Ness Ziona 7414003, Israel

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 21, 2025

EXPLANATORY NOTE

On March 27, 2025, BiomX Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A, as supplemented on April 1, 2025 (as supplemented, the “Proxy Statement”), relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held online on April 21, 2025, at 8:00 a.m. Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on March 17, 2025, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct inadvertent errors in the beneficial ownership table and amends and restates the entirety of the section of the Proxy Statement titled “Principal Stockholders.”

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. No changes have been made in the proposals to be voted on by the stockholders at the Special Meeting. The close of business on March 17, 2025, will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

As corrected, the disclosure on pages 11 through 43 of the Proxy Statement under the heading “Principal Stockholders” should read as follows (emphasis added):

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our Common Stock as of March 17, 2025, by:

●	each of our directors;

●	each of our Named Executive Officers;

●	all of our directors and executive officers as a group; and

●	each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our voting securities.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, including convertible securities that are currently exercisable or are exercisable within 60 days of March 17, 2025. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership prior to this offering on 24,966,053 shares of Common Stock outstanding as of March 17, 2025.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Greater than 5% Holders:
Cystic Fibrosis Foundation(2)	2,494,109	9.99%
Nantahala Capital Management, LLC(3)	2,494,109	9.99%
Entities affiliated with Deerfield Management Company, L.P.(4)	15,558,445	9.99%
OrbiMed Israel GP Ltd.(5)	1,847,565	7.38%
Alyeska Master Fund(6)	1,590,738	6.37%
AIGH Investment Partners, LP(7)	1,590,738	6.37%
Directors and Named Executive Officers
Jonathan Solomon(8)	184,054	*
Marina Wolfson(9)	17,087	*
Dr. Merav Bassan(10)	67,043	*
Susan Blum	—	—
Dr. Russell Greig(11)	14,071	*
Dr. Jesse Goodman	—	—
Jonathan Leff	—	—
Gregory Merril	—	—
Dr. Alan Moses(12)	7,582	*
Edward Williams(13)	1,537	*
All directors and executive officers as a group (10 persons)	291,374	1.17%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)	Based on certain information made available to the Company and on the Schedule 13G/A filed with the SEC on March 4, 2025, by Cystic Fibrosis Foundation.

Represents 2,494,109 shares of Common Stock and excludes (i) 1,308,800 shares of Common Stock issuable upon conversion of 13,088 shares of Series X Preferred Stock (subject to a 9.99% beneficial ownership limitation), (ii) 1,081,750 shares of Common Stock issuable upon exercise of the Private Placement Common Warrants (subject to a 9.99% beneficial ownership limitation), (iii) 1,174,859 shares of Common Stock issuable upon exercise of New Warrants (subject to a 9.99% beneficial ownership blocker). (iv) 375,399 shares of Common Stock issuable upon exercise of certain amended and restated warrants (subject to a beneficial ownership blocker) issued on February 27, 2025 (the “AR Warrants”), (v) 583,237 shares of Common Stock issuable upon exercise of Private Placement Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation) and (vi) 591,622 shares of Common Stock issuable upon exercise of Registered Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation). Such Private Placement Common Warrants, New Warrants and Private Placement Pre-Funded Warrants will only be exercisable following stockholder approval.

The address of Cystic Fibrosis Foundation is 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814.

(3)	Based on certain information made available to the Company and on the Schedule 13G filed jointly with the SEC on November 13, 2024, by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Represents 2,494,109 shares of Common Stock. Excludes (i) 865,300 shares of Common Stock issuable upon exercise of New Warrants (subject to a beneficial ownership limitation of 9.99%), (ii) 424,191 shares of Common Stock issuable upon exercise of Private Placement Common Warrants (subject to a beneficial ownership limitation of 9.99%), (iii) 101,791 shares of Common Stock issuable upon exercise of AR Warrants (subject to beneficial ownership limitations), (iv) 210,582 shares of Common Stock issuable upon exercise of Private Placement Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation), and (v) 213,609 shares of Common Stock issuable upon exercise of Registered Pre-Funded Warrants (subject to a 9.99% beneficial ownership limitation). Such Private Placement Common Warrants, New Warrants and Private Placement Pre-Funded Warrants will only be exercisable following stockholder approval.

As the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of the securities reported herein held by Nantahala. Nantahala, Mr. Harkey and Mr. Mack have shared dispositive power and voting power over the securities reported herein. The address of Nantahala. Nantahala, Mr. Harkey and Mr. Mack is 130 Main St, New Canaan, Connecticut 06840.

(4)	Based on certain information made available to the Company and on the Schedule 13D/A filed jointly with the SEC on March 3, 2025, by (i) Deerfield Private Design Fund V, L.P. (“Deerfield Private Design V”), (ii) Deerfield Mgmt V, L.P. (“Deerfield Mgmt V”), (iii) Deerfield Healthcare Innovations Fund II, L.P. (“Deerfield HIF II”), (iv) Deerfield Mgmt HIF II, L.P. (“Deerfield Mgmt HIF II”), (v) Deerfield Management Company, L.P. (“Deerfield Management”), and (vi) James E. Flynn (collectively, “Deerfield”). Represents (A) (i) 1,247,054 shares of Common Stock, (ii) 4,795,700 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to the Beneficial Ownership Limitation (as defined below)) and (iii) 1,736,469 shares of Common Stock issuable upon exercise of warrants that were exercisable as of the Record Date or will become exercisable within 60 days thereafter, in each case, held directly by Deerfield Private Design V, and (B) (i) 1,247,054 shares of Common Stock, (ii) 4,795,700 shares of Common Stock issuable upon conversion of shares of Series X Preferred Stock (subject to the Beneficial Ownership Limitation (as defined below)) and (iii) 1,736,469 shares of Common Stock issuable upon exercise of warrants (subject to the Beneficial Ownership Limitation) that were exercisable as of the Record Date, or will become exercisable within 60 days thereafter, in each case, held directly by Deerfield HIF II.

Excludes an aggregate of 3,223,728 shares of Common Stock issuable upon exercise of certain warrants (subject to the Beneficial Ownership Limitation) as such warrants will only become exercisable, if at all, following stockholder approval. The terms of the Series X Preferred Stock and provisions of the warrants restrict the conversion of such shares or the exercise of such warrants, as applicable, to the extent that, upon such conversion or exercise, the number of shares of Common Stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.99% of the total number of shares of Common Stock then outstanding (the “Beneficial Ownership Limitation”). Accordingly, notwithstanding the number of shares reported, each of Deerfield Private Design V and Deerfield HIF II (and each other person that may be deemed to beneficially own shares of Common Stock held directly by either of them) disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of Series X Preferred Stock and the exercise of such warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Beneficial Ownership Limitation.

Mr. Flynn is the managing member of the general partner of each of Deerfield Mgmt V and Deerfield Mgmt HIF II and Deerfield Management. Deerfield Mgmt V is the general partner of Deerfield Private Design V. Deerfield Mgmt HIF II is the general partner of Deerfield HIF II and Deerfield Management is the investment manager of each Fund. As a result, Deerfield Management and Mr. Flynn have shared voting power and shared dispositive power over the securities held by the Funds, Deerfield Mgmt V has shared voting power and shared dispositive power over the securities held by Deerfield Private Design V and Deerfield Mgmt HIF II shared voting power and shared dispositive power over the securities held by Deerfield HIF II. The address for Deerfield is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(5)	Based on certain information made available to the Company and on the Schedule 13G/A filed jointly with the SEC on July 17, 2024, by OrbiMed Israel BioFund GP Limited Partnership (“OrbiMed BioFund”), OrbiMed Israel GP Ltd. (“OrbiMed Israel”), Carl L. Gordon and Erez Chimovits. Represents (i) 1,787,765 shares of Common Stock held by OrbiMed Israel Partners Limited Partnership (“OIP”), and (ii) an aggregate of 59,800 shares of Common Stock issuable upon conversion of Series X Preferred Stock held by OIP (subject to a 9.99% beneficial ownership limitation) and shares of Common Stock issuable upon exercise of certain warrants held by OIP (subject to a 9.99% beneficial ownership limitation) that were exercisable as of the Record Date or will become exercisable within 60 days thereafter.

OrbiMed BioFund is the general partner of OIP and OrbiMed Israel is the general partner of OrbiMed BioFund. OrbiMed Israel exercises investment power over the securities held by OrbiMed BioFund through an investment committee comprised of Mr. Gordon and Mr. Chimovits. As a result, OrbiMed Israel, OrbiMed BioFund, Mr. Gordon, and Mr. Chimovits have shared voting power and shared dispositive power over the securities reported herein held by OIP. OrbiMed Israel, OrbiMed BioFund, Mr. Gordon, and Mr. Chimovits may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the securities held by OIP. The address of OrbiMed BioFund, OrbiMed Israel and Mr. Chimovits is 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel. The address of Mr. Gordon is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(6)	Based on certain information made available to the Company. Represents 1,590,738 shares of Common Stock held by Alyeska Master Fund (“Alyeska”) and excludes an aggregate of 725,338 shares of Common Stock issuable upon exercise of certain warrants (subject to a beneficial ownership limitation), as such warrants will only be exercisable following stockholder approval. The address of Alyeska is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(7)	Based on certain information made available to the Company. Represents 1,590,738 shares of Common Stock held by AIGH Investment Partners, LP (“AIGH”) and excludes an aggregate of 725,338 shares of Common Stock issuable upon exercise of certain warrants (subject to a beneficial ownership limitation), as such warrants will only be exercisable following stockholder approval. The address of AIGH is 6006 Berkeley Avenue, Baltimore, MD 21209.

(8)	Represents (i) 53,056 shares of Common Stock, (ii) 1,875 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 129,123 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(9)	Represents (i) 375 shares of Common Stock, (ii) 281 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 16,431 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(10)	Represents (i) 31,749 shares of Common Stock and (ii) certain options to purchase 35,294 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(11)	Represents (i) 375 shares of Common Stock, (ii) 281 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 13,415 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(12)	Represents (i) 500 shares of Common Stock, (ii) 375 shares of Common Stock issuable upon exercise of certain warrants and (iii) certain options to purchase 6,707 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

(13)	Represents certain options to purchase 1,537 shares of Common Stock that were vested as of the Record Date or will vest within 60 days thereafter.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2025:

Copies of this Supplement, the Proxy Statement, Notice of the Special Meeting and all other proxy materials are available for viewing, printing and downloading at www.proxyvote.com.

4